Exhibit 10.1

WARRANT REDEMPTION AGREEMENT

June 28, 2024 This Warrant Redemption Agreement (this “Agreement”) is entered into by and between SeaStar Medical Holding Corporation (the “Company”) and 3i, LP or its assigns (the “Holder”). Reference is hereby made to the series of warrants set forth hereto on Annex A (the “Warrants”), to purchase shares of common stock, par value $0.001 per share (“Common Stock”) issued in connection with the issuance by the Company to the Holder of Senior Unsecured Convertible Notes (the “Notes”) pursuant to a Securities Purchase Agreement entered into on March 15, 2023 by and between the Company and the Holder (as amended, the “Agreement”).

This Agreement confirms that, in consideration for the Holder’s agreement to redeem all of the outstanding Warrants, such that the Holder will no longer hold any Warrants of the Company following the redemption of the Warrants by the Holder, the Company hereby agrees to pay to the Holder $3.56 per Warrant for a total redemption price of $449,734.80 (the “Redemption Price”). The Redemption Price shall be paid by the Company as follows: (i) $100,000 shall be paid to Holder within one (1) business day of the date hereof and (ii) $349,734.80 (the “Deferred Payment Amount”) shall be paid in full not later than the sixtieth (60) day of the date hereof with interest to accrue on the outstanding and unpaid Deferred Payment Amount at a rate equal to seven percent (7%) per annum, compounded annually.

As of the date hereof, the Company and the Holder hereby acknowledge and agree that all covenants, indebtedness, liabilities and other obligations of the Company under or pursuant to the Agreement, the Notes and the Warrants have been satisfied and discharged in full (excluding obligations that by their terms expressly survive termination of the Agreement, the Notes or the Warrants) and that the Company shall have no further obligation to provide the Holder with notice or obtain the Holder’s consent in connection with any transactions contemplated by the Agreement, the Notes or the Warrants. For the avoidance of doubt, from the date hereof, the Company shall have no further obligations, and the Holder shall have no further rights, relating to the Agreement, the Notes or the Warrants, including Section 4.12 of the Agreement, other than those rights and obligations that expressly survive termination of the Agreement, the Notes or the Warrants.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SEASTAR MEDICAL HOLDING CORPORATION

/s/ Eric Schlorff

Name: Eric Schlorff

Title: Chief Executive Officer

3i, LP

/s/ Maier J. Tarlow

Name: Maier J. Tarlow

Title: Manager on Behalf of the GP

[SIGNATURE PAGE TO WARRANT AMENDMENT AGREEMENT]

ANNEX A

HOLDER WARRANTS

Series Warrants	Issue Date	Expiration Date	Total Remaining	Redemption Amount
A-1	3/15/2023	3/14/2028	13,135	$46,760.60
A-2	5/12/2023	5/11/2028	8,757	$31,174.92
A-7	12/11/2023	12/10/2028	21,109	$75,148.04
A-8	1/12/2024	1/11/2029	5,278	$18,789.68
A-9	1/24/2024	1/23/2029	15,832	$56,361.92
AW 1-2024-02	1/24/2024	1/23/2029	15,832	$56,361.92
AW 1-2024-01	1/12/2024	1/11/2029	5,278	$18,789.68
AW 12-2023-01	12/11/2023	12/10/2028	21,109	$75,148.04
SL 08-23-01	8/7/2023	8/7/2028	20,000	$71,200.00
Total			126,330	$449,734.80

ANNEX A